                                                                    Exhibit 10.2




                    PURCHASE OPTION AND COOPERATION AGREEMENT



                                      Among



               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.


                                  TIANQIAO CHEN


                                   DANIAN CHEN



                                       and



                      SHANGHAI SHANDA NETWORKING CO., LTD.



                                DECEMBER 30, 2003
                                  SHANGHAI, PRC

                    PURCHASE OPTION AND COOPERATION AGREEMENT

       THIS PURCHASE OPTION AND COOPERATION AGREEMENT ("this Agreement") is entered into in Shanghai, People's Republic of China (the "PRC") on this 30th day of December 2003 by and among:

Party A:          Shengqu Information Technology (Shanghai) Co., Ltd.
Address:          Room 638-7, Building 2, No.351 Guoshoujing Road, Zhangjiang
                  Hi-Tech Park, Shanghai

Party B:          Tiaoqiao Chen
Address:          Room 203, Number 29, 1635 Nong, South Pudong Road, Pudong New
                  Area, Shanghai, PRC
ID Number:        310110730516681

Party C:          Danian Chen
Address:          Room 203, Number 29, 149 Nong, Pudian Road, Pudong New Area,
                  Shanghai, PRC
ID Number:        310115197805162096

Party D:          Shanghai Shanda Networking Co., Ltd.
Address:          21/F, Huarong Plaza, 1289 South Pudong Road, Shanghai, PRC

WHEREAS,

(1) Party B and Party C are shareholders of Party D and each holds 70% and 30% equity interests in Party D, respectively;

(2) Party A, a company with limited liability duly organized and validly existing under the laws of the PRC, provides certain technical support, strategic consulting and other services to Party D, and currently is a major business partner of Party D;

(3) The Parties hereto wish to grant Party A the exclusive purchase option to acquire, at any time upon satisfaction of the requirements under the PRC law, the entire or a portion of Party D's share equity/assets owned by Party B and/or Party C.

       NOW AND THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development and after friendly negotiations, the Parties hereby enter into the following agreements pursuant to the provisions of relevant laws and regulations of the PRC:

                              ARTICLE 1 DEFINITIONS

       The terms used in this Agreement shall have the meanings set forth below:

1.1. "THIS AGREEMENT" means this Purchase Option and Cooperation Agreement and all appendix thereto, including written instruments as originally executed and as may

                                       Purchase Option and Cooperation Agreement
--------------------------------------------------------------------------------

       from time to time be amended or supplemented by the Parties hereto through written agreements;

1.2. "PRC" means, for the purpose of this Agreement, the People's Republic of China, excluding Hong Kong, Taiwan and Macao;

1.3. "DATE" means the year, month and day. In this Agreement, "within" or "no later than", when used before a year, month or day, shall always include the relevant year, month or day.

               ARTICLE 2 THE GRANT AND EXERCISE OF PURCHASE OPTION

2.1 The Parties hereto agree that Party A shall be granted an exclusive purchase option to acquire, at any time upon satisfaction of the requirements under applicable laws and conditions as agreed in this Agreement (including, without limitation, when Party B and/or Party C cease to be Party D's directors or employees, or Party B and/or Party C attempt to transfer their share equity in Party D to any party other than the existing shareholders of Party D), the entire or a portion of Party D's share equity owned by Party B and/or Party C, or the entire or portion of the assets owned by Party D. The purchase option granted hereby shall be irrevocable during the term of this Agreement and may be exercised by Party A or any eligible entity designated by Party A.

2.2 Party A may exercise the aforesaid purchase option by delivering a written notice to any of Party B, Party C and Party D (the "Exercise Notice").

2.3 Within thirty (30) days of the receipt of the Exercise Notice, Party B, Party C or Party D (as the case may be) shall execute a share/asset transfer contract and other documents (collectively, the "Transfer Documents") necessary to effect the respective transfer of share equity or assets with Party A (or any eligible party designated by Party A).

2.4 When applicable laws permit the exercise of the purchase option provided hereunder and Party A elects to exercise such purchase option, Party B, Party C and Party D shall unconditionally assist Party A to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the transfer of relevant share equity or assets.

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES

       Each party hereto represents to the other parties that:

3.1 It has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; and

3.2 The execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.

                                       Purchase Option and Cooperation Agreement
--------------------------------------------------------------------------------

                            ARTICLE 4 EXERCISE PRICE

       When it is permitted by applicable laws, Party A (or any eligible party designated by Party A) shall have the right to acquire, at any time, all of Party D's assets or its share equity owned by Party B and Party C, at a total price of RMB 10,000,000 (or the lowest price permitted by applicable laws if the lowest price permitted by applicable laws is less than RMB 10,000,000). If Party A (or any eligible party designated by Party A) elects to purchase a portion of Party D's share equity or assets, the exercise price for such purpose shall be a pro rata portion of the above total price.

                               ARTICLE 5 COVENANTS

       The Parties further agree as follows:

5.1 Before Party A has acquired all the equity/assets of Party D by exercising the purchase option provided hereunder, Party D shall not:

       5.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed by Party A in writing);

       5.1.2 enter into any transaction which may materially affect its assets, liability, operation, equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed by Party A in writing); and

       5.1.3  distribute any dividend to its shareholders in any manner.

5.2 Before Party A has acquired all the equity/assets of Party D by exercising the purchase option provided hereunder, Party B and/or Party C shall not individually or collectively:

       5.2.1 supplement, alter or amend the articles of association of Party D in any manner to the extent that such supplement, alteration or amendment may have a material effect on Party D's assets, liability, operation, equity or other legal rights (except for pro rata increase of registered capital mandated by applicable laws);

       5.2.2 cause Party D enter into any transaction to the extent such transaction may have a material effect on Party D's assets, liability, operation, equity or other legal rights (unless such transaction is relating to Party D's daily operation or has been disclosed to and agreed by Party A in writing); and

       5.2.3 cause Party D's board of directors adopt any resolution on distributing dividends to its shareholders.

5.3 After the execution of this Agreement, Party B and Party C (the "Principals") shall each execute and deliver a proxy to Mr. Hanbin Qu and Mr. Quanzhao Tan,

                                       Purchase Option and Cooperation Agreement
--------------------------------------------------------------------------------

       respectively, (the "Agents") to grant the Agents the right to appoint and elect Party D's directors, general manager and other senior officers in Party D's shareholders meetings. Such proxies shall be conditioned upon the employment relationship between Party A and the Agents and subject to Party A's consent. Once the Agents cease to be employed by Party A or Party A delivers a written notice to the Principals requesting the proxies to be terminated, the Principals shall revoke the relevant proxy immediately and grant the same rights as provided in the proxies to other PRC citizens employed and designed by Party A. The Agents have agreed to act with due care and diligence in exercising their rights under the proxies and indemnify and keep the Principals harmless from any loss or damages caused by any action in connection with exercise of their rights under the proxies (unless any loss or damage is caused by the Principals' own intentional or material negligent actions).

5.4 Party B and Party C shall, to the extent permitted by applicable laws, cause Party D's operational term to be extended to equal the operational term of Party A.

5.5 When Party B and/or Party C cease to be shareholders or directors of Party D, Party B and/or Party C (as the case may be) shall cause their respective successors to undertake in writing to continue to fulfill the rights and obligations provided hereunder.

5.6 Party A shall provide or arrange other parties to provide financings to Party D to the extent Party D needs such financing to finance its operation. In the event that Party D is unable to repay such financing due to its losses, Party A shall waive or cause the relevant parties to waive all recourse against Party D with respect to such financing.

5.7 To the extent Party B and/or Party C are subject to any legal or economic liabilities to any institution or individual other than Party A as a result of performing their obligations under this Agreement or any other agreements between them and Party A, Party A shall provide all support necessary to enable Party B and/or Party C to duly perform their obligations under this Agreement and any other agreements and to hold Party B and/or Party C harmless against any loss or damage caused by their performance of obligations under such agreements.

                            ARTICLE 6 CONFIDENTIALITY

       Each Party shall keep confidential all the content of this Agreement. Without the prior consent of all Parties, no Party shall disclose any content of this Agreement to any other party or make any public announcements with respect to any content of this Agreement. Notwithstanding the forgoing provisions of this Article 6, the following disclosure shall be permitted: (i) disclosure made pursuant to any applicable laws or any rules of any stock exchange; (ii) disclosure of information which has become public information other than due to any breach by the disclosing party; (iii) disclosure to any Party's shareholders, legal counsel, accountants, financial advisors or other professional advisors, or (iv) disclosure to any potential purchasers of a Party or its shareholders' equity/assets, its other investors, debts or equity financing providers, provided that the receiving party of confidential information has agreed to keep the relevant information confidential (such disclosure

                                       Purchase Option and Cooperation Agreement
--------------------------------------------------------------------------------

shall be subject to the consent of Party A in the event that Party A is not the potential purchaser).

                 ARTICLE 7 APPLICABLE LAW AND EVENTS OF DEFAULT

       The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the PRC.

       Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable laws.

                          ARTICLE 8 DISPUTE RESOLUTION

8.1 Any dispute arising from the performance of this Agreement shall be first subject to the Parties' friendly consultations. In the event any dispute cannot be solved by friendly consultations, the relevant dispute shall be submitted for arbitration;

8.2 The arbitration shall be administered by the Shanghai branch of China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission.

8.3 The arbitration award shall be final and binding on the Parties. The costs of the arbitration (including but not limited to arbitration fee and attorney fee) shall be borne by the losing party, unless the arbitration award stipulates otherwise.

                             ARTICLE 9 EFFECTIVENESS

       This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter.

       This Agreement may not be terminated without the unanimous consent of all the Parties except Party A may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.

                              ARTICLE 10 AMENDMENT

       All Parties hereto shall fulfill their respective obligations hereunder. No amendment to this Agreement shall be effective unless such amendment has been agreed by all of the Parties and Party A and Party D have obtained necessary authorization and approvals with respect to such amendment (including the approval that Party A must obtain from the audit committee or other independent body established under the Sarbanes-Oxley Act, the NASDAQ Rules under the board of

                                       Purchase Option and Cooperation Agreement
--------------------------------------------------------------------------------

directors of its overseas holding company - Shanda Interactive
Entertainment Limited).

                             ARTICLE 11 COUNTERPARTS

       This Agreement is executed in four (4) counterparts. Party A, Party B, Party C and Party D shall each hold one counterpart.

                            ARTICLE 12 MISCELLANEOUS

12.1 Party B and Party C's obligations, covenants and liabilities to Party A hereunder are joint and several, and Party B and Party C shall assume joint and several liabilities with respect to such obligations, covenants and liabilities. With respect to Party A, a default by Party B shall automatically constitute a default by Party C, and vice versa;

12.2 The title and headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any provision of this Agreement;

12.3 The Parties may enter into supplementary agreements to address any issue not covered by this Agreement. The supplementary agreements so entered shall be an appendix hereto and shall have the same legal effect as this Agreement.

                                       Purchase Option and Cooperation Agreement
--------------------------------------------------------------------------------


[EXECUTION PAGE]

Party A: SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

(Company seal)

Authorized Representative (Signature):


Party B: TIANQIAO CHEN

(Signature):


Party C: DANIAN CHEN

(Signature):


Party D: SHANGHAI SHANDA NETWORKING CO., LTD.

(Company seal)

Authorized Representative (Signature):



Date of Execution: December 30, 2003